Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-238897) of Tri Pointe Homes, Inc.,
2.Registration Statement (Form S-8 No. 333-186403, as amended, and Form S-8 No. 333-200185, as amended) pertaining to the 2013 Long-Term Incentive Plan of Tri Pointe Homes, Inc.,
3.Registration Statement (Form S-8 No. 333-197461, as amended) pertaining to the Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan; and
4.Registration Statement (Form S-8 No. 333-264429) pertaining to the 2022 Long-Term Incentive Plan of Tri Pointe Homes, Inc.,
of our reports dated February 22, 2024, with respect to the consolidated financial statements of Tri Pointe Homes, Inc. and the effectiveness of internal control over financial reporting of Tri Pointe Homes, Inc. included in this Annual Report (Form 10-K) of Tri Pointe Homes, Inc. for the year ended December 31, 2023.
/s/ Ernst & Young LLP
Irvine, California
February 22, 2024